EXHIBIT 10.2
AMENDMENT NUMBER ONE TO THE CHANGE OF CONTROL AGREEMENT BETWEEN GEORGIA-PACIFIC CORPORATION AND DONALD L. GLASS, DATED MARCH 15, 1999

          WHEREAS, the Board of Directors of Georgia-Pacific Corporation (the "Board") desires to amend the Change of Control Agreement between Georgia-Pacific Corporation and Donald L. Glass, dated March 15, 1999 ("Agreement") to expand the definition of "Change of Control".

NOW THEREFORE, the Board hereby amends the Agreement as follows:
1. Section 1(c) of the Agreement is amended by adding the following to the end thereof:

"(v)    Consummation of the Transaction as defined in the Board Resolution approving Project Forest dated July 18, 2000 and as contemplated in the Agreement and Plan of Merger by and among Plum Creek Timber Company, Inc., Georgia-Pacific Corporation, and the Spincos (as defined therein) dated July 18, 2000."